UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 15, 2017 (February 14, 2017)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth under Item 5.02 below is incorporated by reference into this Item 1.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Incentive Program
On February 13, 2017, the Board of Directors (the "Board") of Och-Ziff Capital Management Group LLC (the "Company") approved The Och-Ziff Capital Management Group LLC 2017 Incentive Program (the "Incentive Program") in order to incentivize the Company's executive managing directors for their services, contributions and leadership they provide and to ensure the future continuity of the Company while further strengthening alignment with the Company's fund investors and shareholders. Certain awards under the Incentive Program were approved by the Board upon the recommendation and approval of the Compensation Committee.
The Incentive Program was established by (i) certain modifications to each of the limited partnership agreements of OZ Advisors LP, OZ Advisors II LP and OZ Management LP (each, an "Operating Partnership" and collectively, with their consolidated subsidiaries, the "Och-Ziff Operating Group") that will be effective as of February 28, 2017 (collectively, as amended, the "Limited Partnership Agreements"), and (ii) an Exchange Agreement that will be effective as of February 28, 2017 (the "Class P Exchange Agreement").
Summary
Under the terms of the Incentive Program, each participant will receive a grant (an "Incentive Award") of Class P common units in each Operating Partnership ("Class P Units" and one Class P Unit in each Operating Partnership, collectively, a "Group P Unit"), on or about February 28, 2017 (the "Date of Grant"). Class P Units entitle the participants to receive distributions of future profits of the Och-Ziff Operating Group and each Group P Unit becomes exchangeable for one Class A Share (or the cash equivalent), in each case upon satisfaction of certain conditions described below. James S. Levin, David Windreich and Alesia J. Haas will be granted Incentive Awards of 39,000,000, 2,000,000 and 500,000 Group P Units, respectively, on the Date of Grant. The terms of the Incentive Awards described below may be varied for certain executive managing directors, including for Mr. Levin as described in more detail below.
Vesting; Service and Performance Conditions
An executive managing director's Class P Units will conditionally vest if: (i) the executive managing director has continued in uninterrupted service until the third anniversary of the Date of Grant (the "Service Condition"), and (ii) on or after such date, the total shareholder return on Class A Shares based on the average closing price on the NYSE for the calendar month prior to the Date of Grant equals or exceeds certain specified thresholds (expressed as percentages, "Performance Thresholds") (the "Performance Condition"). The Performance Thresholds are set on the Date of Grant. The Performance Thresholds for the initial grant of Class P Units to be granted on February 28, 2017 are as follows: 20% of Class P Units vest upon a Performance Threshold of 25% being achieved; an additional 40% (for a total of 60%) of Class P Units vest upon a Performance Threshold of 50% being achieved; an additional 20% (for a total of 80%) of Class P Units vest upon a Performance Threshold of 75% being achieved; and an additional 20% (for a total of 100%) of the Class P Units vest upon a Performance Threshold of 125% being achieved.
Subject to the forfeiture provisions below, if a Class P Unit has not satisfied both the Service Condition and the Performance Condition by the sixth anniversary of the Date of Grant, it will be forfeited and canceled immediately.
Distributions and Exchange Rights
Executive managing directors will be entitled to receive distributions on their Class P Units only after satisfaction of the Service Condition and the Performance Condition, from which time the executive managing director will be entitled to receive the same distributions per Unit on each Group P Unit as holders of Och-Ziff Operating Group A Units ("Group A Units") and Och-Ziff Operating Group D Units ("Group D Units").
Following vesting, Group P Units may be exchanged in the executive managing director's discretion for Class A Shares (or the cash value thereof, as determined by the Board) provided that (i) sufficient Appreciation (as defined in the Limited Partnership Agreements) has occurred with respect to each Operating Partnership for such Group P Unit to have become economically equivalent to one Group A Unit, and (ii) shareholders approve an amendment to the Company's 2013 Incentive Plan to reserve a sufficient number of Class A Shares under the 2013 Incentive Plan. In addition, if the amendment to the 2013 Incentive Plan is approved by shareholders, each holder of Group P Units will receive a number of Class B Shares equal to the number of Group P Units they hold. Class B Shares have no economic rights (and therefore no rights to any dividends or distributions the Company may pay) and are not publicly traded, but rather entitle the holders to one vote per share together with the Class A Shareholders. One Class B Share will be canceled for each Class A Share issued upon an exchange of a Group P Unit. The Class B Shares, which are currently held by the Company's executive managing directors who hold Group A Units, are intended solely to provide the executive managing directors with voting interests in the Company commensurate with their economic interests in the Och-Ziff Operating Group.
Forfeiture
Generally, all of an executive managing director's unvested Class P Units will be forfeited upon the earlier of (i) the termination of the executive managing director's service for any reason and (ii) the last day of the sixth anniversary of the Date of Grant (the "Performance Period"). If the executive managing director is terminated for cause at any time, all of the executive managing director's vested and unvested Class P Units will be forfeited. If the executive managing director retires on or after the date on which the Service Condition is satisfied but prior to the Performance Condition being satisfied, the executive managing director will conditionally retain all of the Class P Units subject to satisfaction of the Performance Condition. If the executive managing director resigns (other than for retirement) or is terminated for any reason other than for cause on or after the date on which the Service Condition is satisfied, any unvested Class P Units will be conditionally retained until the earlier of the first anniversary of the date of such termination and the sixth anniversary of the Date of Grant, subject to satisfaction of the Performance Condition.
Non-Compete Provisions
All Incentive Awards are subject to compliance with each executive managing director's existing non-compete obligations under the Limited Partnership Agreements and related agreements. If an executive managing director violates such non-compete obligations, his or her Incentive Awards will be subject to clawback.
Transfer
Class P Units may not be transferred by the executive managing director without the consent of Och-Ziff Holding Corporation and Och-Ziff Holding LLC (collectively, the "General Partners"), as the general partners of the Operating Partnerships.
Liquidity Events
Generally upon a Class P Liquidity Event (as defined in the Limited Partnership Agreements), the Service Condition will be waived and each Class P Unit will be entitled to participate pro rata with other Common Units to the extent that (i) the applicable Performance Condition is deemed satisfied based on the price implied by the Class P Liquidity Event, and (ii) sufficient Appreciation has occurred with respect to each Operating Partnership for such Class P Unit to have become economically equivalent to one Class A Unit.
Class P Exchange Agreement
The Class P Exchange Agreement will become effective as of February 28, 2017. Subject to the requirements described above being fulfilled, including shareholder approval of the amendment of the Company's 2013 Incentive

Plan, under the Class P Exchange Agreement the Company's executive managing directors are entitled to exchange any vested Group P Units they hold for the Company's Class A Shares (or the cash equivalent) on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications. Once any Group P Units have become exchangeable, exchanges may generally occur quarterly on a date determined by the Exchange Committee. The Exchange Committee will consist of the members of the Partner Management Committee, with Mr. Och currently acting as Chairman. As Chairman, Mr. Och has the sole and exclusive right to take any action on behalf of the Exchange Committee. In the absence of a Chairman, the full Exchange Committee may act by majority vote.
Under the Class P Exchange Agreement, each Group P Unit surrendered for exchange must simultaneously be exchanged for one Class A Share (or the cash equivalent, if so determined in the sole discretion of the Board). Upon any exchange of Group P Units, the exchanging person's corresponding Class B Shares will be automatically canceled and the Company's interest in the Och-Ziff Operating Group, through its ownership of Och-Ziff Operating Group B Units (which are not exchangeable for any securities), will correspondingly increase. Upon the exchange of a Group P Unit for a Class A Share (or the cash equivalent), the exchanging executive managing director will have a right to potential future payments owed to him or her under the Tax Receivable Agreement as a result of such exchange.
James Levin Partner Agreements
In order to incentivize Mr. Levin for the services, contributions and leadership he provides and to ensure the future continuity of the Company while further strengthening alignment with fund investors and shareholders, on February 14, 2017, each Operating Partnership entered into an agreement with Mr. Levin (the "Levin Partner Agreements") in connection with Mr. Levin's commitment to remain with the Och-Ziff Operating Group for ten years. In addition to Mr. Levin's current roles with the Och-Ziff Operating Group, he will serve as Co-Chief Investment Officer.
Under the terms of the Levin Partner Agreements, on the Date of Grant Mr. Levin will receive a conditional grant of 39,000,000 Group D Units, which are non-equity profits interests in the Operating Partnerships that receive cash distributions equal in amount to, and at the same time as, distributions paid with respect to Group A Units, corresponding to the timing of dividends paid to holders of Class A Shares. Subject to Mr. Levin's continued service, 30% of the Group D Units will vest on the third anniversary of the Date of Grant and an additional 10% of the Group D Units will vest on each of the following anniversaries of the Date of Grant through the tenth anniversary of the Date of Grant. Generally, except for certain qualifying terminations, Mr. Levin's unvested Group D Units will be forfeited upon a termination of his service prior to the tenth anniversary of the grant date and a portion of his vested Group D Units will be forfeited on a resignation or on a "for Cause" termination.
Mr. Levin will also be conditionally granted 39,000,000 Group P Units. These Group P Units will generally be subject to the same vesting conditions applicable to other executive managing directors, as described above. The forfeiture provisions applicable to Mr. Levin's Group P Units are generally consistent with those of the Group P Units granted to other executive managing directors, except as described below. If, prior to the third anniversary of the grant date, Mr. Levin is terminated without cause, he will conditionally retain 75% of the Group P Units subject to the attainment of the Performance Condition prior to the later of the third anniversary of the Date of Grant or the first anniversary of the date of his termination. In the event Mr. Levin resigns, all unvested Group P Units will be forfeited. Subject to the conditions for exchangeability applicable to the other Group P Units as described above, 60% of Mr. Levin's Group P Units will immediately be exchangeable and an additional 10% of Group P Units will be exchangeable on and after each of the fifth, sixth, seventh and eighth anniversaries of the grant date.
Generally, in the event of a Change of Control (as defined in the Limited Partnership Agreements), 50% of Mr. Levin's unvested Group D Units will vest and will participate in the Change of Control in accordance with the Limited Partnership Agreements, and the remaining 50% of Mr. Levin's unvested Group D Units will vest on the second anniversary of the Change of Control subject to his continued service in a comparable position. With respect to Mr. Levin's Group P Units, generally in the event of a Change of Control prior to the third anniversary of the grant date, 75% of his Group P Units will be entitled to participate on the same terms and to the same extent as other recipients of Incentive Awards as described above, and the remaining 25% of his Group P Units will vest on the second anniversary of the Change of Control subject to his continued service in a comparable position.

Under the terms of the Levin Partner Agreements, Mr. Levin will receive cash payments for each of fiscal years 2017, 2018 and 2019 in the aggregate amount of $4 million per year, which will reduce quarterly distributions for such years on an after-tax basis. In addition, in respect of 2017 and until the earlier of the last day of the calendar year in which 60% of the Group P Units are exchangeable and the last day of calendar year 2022, Mr. Levin will receive a distribution in respect of his Class C non-equity interests in the Operating Partnerships to the extent that the tax liability associated with cumulative allocations of income with respect to all of his units exceeds the cash distributions on such units.
The Levin Partner Agreements contain non-competition and non-solicitation restrictions, with a date of two years from the date of his termination for any reason, as well as confidentiality and other restrictions that are generally consistent with those applicable to the Company's other executive managing directors.
Relinquishment Agreement
Och-Ziff Holding Corporation and Och-Ziff Holding LLC, as the general partners of the Operating Partnerships, will enter into a Relinquishment Agreement with Daniel S. Och and certain family trusts over which Mr. Och has investment control (the "Och Trusts") effective as of February 28, 2017 (the "Relinquishment Agreement"). Pursuant to the Relinquishment Agreement, to support the Company and allow it to accomplish its objectives, and to reduce the dilution to shareholders, Mr. Och and the Och Trusts will agree that, in the aggregate, 30,000,000 of their vested Group A Units shall be canceled. The Relinquishment Agreement will provide that if any of the Group D Units granted to Mr. Levin are forfeited, such forfeited units (up to an aggregate amount of 30,000,000) shall be reallocated to Mr. Och and the Och Trusts pursuant to the terms of the Limited Partnership Agreements.
Defined Terms
Terms used but not defined in this Current Report on Form 8-K shall be deemed incorporated herein by reference to the Company's most recent Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC") and the Company's most recent Annual Report on Form 10-K as filed with the SEC.
Forward-Looking Statements
The information contained in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "comfortable," "assume," "remain," "maintain," "sustain," "achieve," "see," "think," "position" or the negative version of those words or other comparable words.
Any forward-looking statements contained in this Current Report on Form 8-K are based upon historical information and on the Company's current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved.
The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the U.S. Securities and Exchange Commission ("SEC") and the U.S. Department of Justice; conditions impacting the alternative asset management industry; the Company's ability to retain existing investor capital; the Company's ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company's ability to retain its active executive managing directors, managing directors and other investment professionals; the Company's successful formulation and execution of its business and growth strategies; the Company's ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company's business; and assumptions relating to the Company's operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company's assumptions or estimates prove to be incorrect, the Company's actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company's filings with the SEC, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2015, dated February 11, 2016, Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, dated August 2, 2016, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, dated November 2, 2016, as well as may be updated from time to time in the Company's other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.
This Current Report on Form 8-K does not constitute an offer of any Och-Ziff fund.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer and Executive Managing Director
February 15, 2017